SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2019

Predictive Oncology Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36790	83-4360734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement

On November 26, 2019, Oasis Capital, LLC (“Oasis Capital”) advanced $125,000 to the Company and received a promissory note in the principal amount of $136,579 including original discount and expenses. The maturity date of the note is six months after the date of issuance. Interest at a rate of 8% is payable at maturity. Repayment of such note is subject to a premium, such that the payment shall be 105% of the payment amount during the 30 calendar day period after the issuance date of the note; 110% during the 31st through 60th calendar day period after the issuance date; and 125% following the 60th calendar day period after the date of issuance, including payment on and after the maturity date. If the Company completes any sale of securities after the issuance of the note, including but not limited to “putting” shares of common stock to any investor in any “equity line” transactions, the proceeds of each such sale shall first and solely be applied to the repayment of the note. On December 10, 2019, Oasis Capital advanced an additional $135,000 to the Company and received an additional promissory note in the principal amount of $147,106 , including original discount and expenses. The terms and conditions of this promissory note are the same as for the November 26, 2019 note. The Company also expects to receive an additional advance of $180,000 from Oasis Capital on or about the date hereof and to issue another promissory note to Oasis Capital in the amount of $194,475.

The parties expect that these loans from Oasis Capital serve as advances for amounts to be paid by Oasis Capital for the purchases of Company common stock under the Company’s equity line arrangement with Oasis Capital. This arrangement pursuant to the Equity Purchase Agreement dated October 24, 2019 is described in the Form 8-K report filed by the Company on October 25, 2019. As Oasis Capital purchases shares under the equity line on an ongoing basis, the proceeds of the purchases are applied to the repayment of these promissory notes. As of December 18, 2019, such repayments have reduced the balance payable of the November 26, 2019 promissory note to $26,866.

The foregoing description of the promissory notes issued to Oasis is qualified in its entirety by reference to the form of promissory note, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Promissory Note dated November 26, 2019 issued to L2 Capital, LLC (the same form was used for the Promissory Notes dated December 10, 2019 and will be used for a subsequent advance)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2019

PREDICTIVE ONCOLOGY INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Promissory Note dated November 26, 2019 issued to L2 Capital, LLC (the same form was used for the Promissory Notes dated December 10, 2019 and will be used for a subsequent advance)